UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 24, 2011
EXTERRAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16666 Northchase Drive, Houston, Texas	77060

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 836-7000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 25, 2011, consistent with our previous announcement of the pending departure of Ernie L. Danner as President and Chief Executive Officer of Exterran Holdings, Inc. (“we”), we announced that Mr. Danner will depart as President and Chief Executive Officer effective October 31, 2011. Also effective October 31, 2011, Mr. Danner will resign as a member of our board of directors (the “Board”). A copy of Mr. Danner’s resignation letter is furnished as Exhibit 99.1 to this report.
     On October 24, 2011, in connection with Mr. Danner’s resignation, D. Bradley Childers was appointed to serve as our interim Chief Executive Officer, effective October 31, 2011, until the Board selects a permanent Chief Executive Officer.
     Mr. Childers, 47, has served as Senior Vice President of Exterran Holdings and as President, North America of Exterran Energy Solutions, L.P. since March 2008. He also serves as Senior Vice President and director of Exterran GP LLC, positions he has held since June 2006 and May 2008, respectively. From August 2007 through March 2008, Mr. Childers served as Senior Vice President, Corporate Development, of Exterran Holdings. Prior to the merger of Hanover Compressor Company and Universal Compression Holdings, Inc. (“Universal”) in August 2007, Mr. Childers was Senior Vice President of Universal and President of the International Division of Universal Compression, Inc. (Universal’s wholly owned subsidiary), positions he held from July 2006. He served as Senior Vice President, Business Development, General Counsel and Secretary of Universal beginning in April 2005 and as Senior Vice President, General Counsel and Secretary of Universal beginning in September 2002. Prior to joining Universal, he held various positions with Occidental Petroleum Corporation (an international oil and gas exploration and production company) and its subsidiaries from 1994 to 2002, including Vice President, Business Development at Occidental Oil and Gas Corporation and corporate counsel. Mr. Childers also serves as an officer and director of certain other Exterran majority-owned subsidiaries. Mr. Childers holds a B.A. from Claremont McKenna College and a J.D. from the University of Southern California.
     Mr. Childers will receive compensation during his service as interim Chief Executive Officer at the amounts previously disclosed for his current position in our annual proxy statement. In addition, the Board’s compensation committee expects to grant Mr. Childers an equity award for his service as interim Chief Executive Officer in an amount and upon terms to be determined at the conclusion of such service. Mr. Childers is also party to a severance benefit agreement with us, the terms of which are incorporated herein by reference to our Current Report on Form 8-K filed on August 16, 2011 and Exhibit 10.1 thereto. Other than as disclosed above, we do not have any other form of employment agreement with Mr. Childers, either written or oral, that guarantees salaries, salary increases, bonuses or benefits. There are no other arrangements or understandings between Mr. Childers and any other person pursuant to which he was appointed as interim Chief Executive Officer. There are no family relationships between Mr. Childers and any executive officer or director of Exterran Holdings.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Resignation letter of Ernie L. Danner

99.2	Press release by Exterran Holdings, Inc. dated October 25, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN HOLDINGS, INC.
October 25, 2011	By:	/s/ J. MICHAEL ANDERSON
J. Michael Anderson
Senior Vice President, Chief Financial Officer and Chief of Staff

Exhibit Index

99.1	Resignation letter of Ernie L. Danner

99.2	Press release by Exterran Holdings, Inc. dated October 25, 2011